TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) is dated as of February 12, 2008 and is entered into between TWISTBOX ENTERTAINMENT, INC., a Delaware corporation (the “Company”) and VALUEACT SMALLCAP MASTER FUND, L.P. (the “Holder”).

WHEREAS, reference is made to that certain Class A Warrant No. WR-1, dated July 30, 2007, issued by the Company to the Holder (the “Warrant”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Warrant;

WHEREAS, reference is made to that certain Agreement and Plan of Merger dated as of December 31, 2007, by and among Mandalay Media, Inc., a Delaware corporation (“Parent”), Twistbox Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, the Company and Adi McAbian and Spark Capital, L.P., as representatives of the stockholders of the Company, as the same may be amended from time to time (the “Merger Agreement”); and

WHEREAS, in order to consummate the transactions contemplated by the Merger Agreement, the undersigned desire to terminate the Warrant as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Each of the undersigned hereby agrees that, effective immediately, the Warrant shall be terminated and all of the terms and provisions contained therein shall be of no further force and effect.

2. This Agreement may be executed in one or more counterparts, and by facsimile, each of which shall constitute an original agreement, but which together shall constitute one in the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Termination Agreement as of the date first written above.

TWISTBOX ENTERTAINMENT, INC.

By: /s/ Ian Aaron
Name: Ian Aaron
Title:  CEO

VALUEACT SMALLCAP MASTER FUND, L.P.,
By VA Smallcap Partners, LLC, its General Partner

By: /s/ David Lockwood
Name: Managing Member

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